                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                                GATX CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

[GATX CORPORATION]                                           GATX CORPORATION
                                                             500 WEST MONROE STREET
                                                             CHICAGO, IL 60661
                                                             312-621-6200

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ------------------

To our Shareholders:

     The Annual Meeting of the Shareholders of GATX Corporation will be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675, on Friday, April 25, 2003, at 9:00 A.M., for the purposes of:

        1. electing directors;

        2. approving the appointment of independent auditors for the year 2003; and

        3. transacting such other business as may properly come before the meeting.

     Only holders of Common Stock and both series of $2.50 Cumulative Convertible Preferred Stock of record at the close of business on March 7, 2003 will be entitled to vote at this meeting or any adjournment thereof.

     If you do not expect to attend in person, it will be appreciated if you will promptly vote, sign, date and return the enclosed proxy. Alternatively, you may vote by telephone or Internet by following the instructions in the enclosed proxy.

                                        Ronald J. Ciancio
                                        Secretary

March 20, 2003


GATX CORPORATION LOGO                                        GATX CORPORATION
                                                             500 WEST MONROE STREET
                                                             CHICAGO, IL 60661
                                                             312-621-6200

                                                                  March 20, 2003
                                PROXY STATEMENT
                               ------------------
                                    GENERAL

     The enclosed proxy is solicited by the Board of Directors of GATX Corporation (the "Company") and may be revoked at any time prior to its exercise by any shareholder giving such proxy. A proxy may be revoked by written notice to the Company, by duly executing a subsequent proxy relating to the same shares or by attending the Annual Meeting and voting in person. All shares represented by the proxies received and not revoked will be voted at the meeting.

     All expenses incurred in connection with the solicitation of this proxy will be paid by the Company. In addition to solicitation by mail, the Company has retained Mellon Investor Services to solicit proxies on behalf of the Board of Directors for a fee not to exceed $6,500, plus reasonable out-of-pocket expenses and disbursements. Mellon Investor Services may solicit proxies by mail, facsimile, telegraph or personal call. In addition, officers, directors and employees of the Company, who will receive no extra compensation for their services, may solicit proxies by mail, facsimile, telegraph or personal call. The Summary Annual Report for the year 2002, and Form 10-K as filed with the Securities and Exchange Commission ("SEC"), was first mailed to all shareholders together with this proxy statement on or about March 20, 2003.

                               VOTING SECURITIES

     Only holders of Common Stock and both series of $2.50 Cumulative Convertible Preferred Stock of record at the close of business on March 7, 2003 will be entitled to vote at the meeting or any adjournment thereof. As of that date, there were 49,068,457 shares of the Common Stock and 21,911 shares of the $2.50 Cumulative Convertible Preferred Stock of the Company issued and outstanding. Each share is entitled to one vote. New York law and the Company's bylaws require the presence in person or by proxy of shares representing a majority of the votes entitled to be cast at the Annual Meeting in order to constitute a quorum for the Annual Meeting.

     Shareholders voting by proxy have a choice of voting (a) by completing the proxy card and mailing it in the envelope provided, (b) over the Internet or (c) by telephone using the toll free telephone number. The proxy card contains an explanation how to use each voting option. For shareholders who are participants in the GATX Salaried Employees Retirement Savings Plan and/or the GATX Hourly Employees Retirement Savings Plan, the enclosed proxy card also serves as a voting instruction to the Trustee of the GATX shares held in the GATX Stock Fund as of March 7, 2003, provided that instructions are furnished over the Internet or by telephone by April 21, 2003, or that the card is signed, returned, and received by April 21, 2003. If instructions are not received over the Internet or by telephone by April 21, 2003, or if the signed proxy card is not returned and received by the Trustee by such date, the GATX shares in the GATX Stock Fund will be voted by the Trustee in proportion to the shares for which the Trustee timely receives voting instructions.

     Shares represented at the meeting but as to which votes are withheld from director nominees or which abstain as to other matters, and shares held by brokers for their customers and represented at the meeting but as to which the brokers have received no voting instructions from their customers and thus do not have discretion to vote on certain matters ("Broker Non-Votes"), will be counted in determining whether a quorum has been attained.

     Assuming that a quorum is present, the election of directors will require a plurality of the votes cast and ratification of auditors will require a majority of the votes cast. Shares as to which votes are withheld or which abstain from voting on these matters and Broker Non-Votes will not be counted and thus will not affect the outcome with respect to these matters.

                             ELECTION OF DIRECTORS

     Eight directors are to be elected, each for a term of one year, to serve until the next Annual Meeting of shareholders or until their successors are elected and qualified. Unless authority to vote on directors has been withheld, each proxy will be voted for the election of the nominees named below. All of the nominees have consented to serve as directors if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxies may be voted for any other person who may be nominated by the Board of Directors to fill the vacancy, or the Board may be reduced accordingly. Mr. Willaim C. Foote, who has served as a director since 1994, has decided not to stand for reelection.

                        NOMINEES FOR BOARD OF DIRECTORS

                                                                       Director
               Name and Principal Occupation                    Age     Since
               -----------------------------                    ---    --------
Rod F. Dammeyer.............................................    62       1999
  President, CAC llc
James M. Denny..............................................    70       1995
  Retired; Former Managing Director, William Blair Capital
  Partners, LLC
Richard Fairbanks...........................................    62       1996
  Counselor, Center for Strategic & International Studies
Deborah M. Fretz............................................    54       1993
  President and Chief Executive Officer, Sunoco Logistics
  Partners, L.P.
Miles L. Marsh..............................................    55       1995
  Former Chairman of the Board and Chief Executive Officer,
  Fort James Corporation
Michael E. Murphy...........................................    66       1990
  Retired; Former Vice Chairman, Chief Administrative
  Officer, Sara Lee Corporation
John W. Rogers, Jr..........................................    44       1998
  Chairman of the Board and Chief Executive Officer, Ariel
  Capital Management, Inc.
Ronald H. Zech..............................................    59       1994
  Chairman of the Board, President and Chief Executive
  Officer of the Company

                   ADDITIONAL INFORMATION CONCERNING NOMINEES

     Mr. Dammeyer is President of CAC llc, a private company offering capital investment and management advisory services. Mr. Dammeyer retired as Managing Partner of Equity Group Corporate Investments, a diversified management and investment firm, in June 2000, having served in that position since February 1998. Mr. Dammeyer retired as Vice-Chairman of Anixter International, Inc., a global distributor of wiring systems and networking products, in December 2000, having previously served as its Chief Executive Officer from January 1993 to February 1998 and its President from October 1985 to February 1998. Mr. Dammeyer is also a director of Stericycle, Inc., TeleTech Holdings, Inc and Therasense, Inc. He is also a trustee of Van Kampen Closed-End Funds.

     Mr. Denny retired as a Managing Director of William Blair Capital Partners, LLC, a general partner of private equity funds affiliated with William Blair & Co., in December 2000, having served in that position since August 1995. Mr. Denny is also a director of ChoicePoint Inc. and Gilead Sciences, Inc.

     Mr. Fairbanks was named Counselor, Center for Strategic & International Studies, a nonprofit public policy research institution providing analysis on and assessment of the public policy impact of U.S. domestic, foreign and economic policy, international finance and national security issues, in April 2000, having previously served as its Chief Executive Officer since May 1999 and as its Managing Director for Domestic & International Issues from April 1994 through April 1999. Mr. Fairbanks was formerly a U.S. Ambassador at Large. Mr. Fairbanks is also a director of Hercules, Inc., SEACOR SMIT, Inc. and SPACEHAB, Inc.

     Ms. Fretz was named President and Chief Executive Officer of Sunoco Logistics Partners, L.P., an owner and operator of refined product and crude oil pipelines and terminal facilities, in October 2001. Ms. Fretz previously served as Senior Vice President, Mid-Continent Refining, Marketing & Logistics, of Sunoco, Inc., an energy company, from December 2000 to October 2001, Senior Vice President, Lubricants and Logistics, from January 1997 to December 2000 and Senior Vice President of Logistics from August 1994 to January 1997.

     Mr. Marsh resigned as Chairman of the Board and Chief Executive Officer of Fort James Corporation, a producer of consumer and commercial tissue products and food and consumer packaging, formed through the merger of James River Corporation and Fort Howard Corporation, in November 2000, having served in that position since August 1997. Mr. Marsh is also a director of Whirlpool Corporation and Morgan Stanley.

     Mr. Murphy retired as Vice Chairman, Chief Administrative Officer of Sara Lee Corporation, a diversified manufacturer of packaged food and consumer products, in October 1997, having served in that position since July 1993. Mr. Murphy is also a director of Bassett Furniture Industries, Inc., CNH Global N.V., Coach, Inc., Northern Funds and Payless ShoeSource, Inc.

     Mr. Rogers is Chairman of the Board and Chief Executive Officer of Ariel Capital Management, Inc ("Ariel Capital"), an institutional money management firm founded by him in 1983. In addition, Ariel Capital serves as the investment advisor, administrator and distributor of Ariel Mutual Funds. Mr. Rogers is a trustee of Ariel Mutual Funds and is also a director of Aon Corporation, Bank One Corporation and Exelon Corporation.

     Mr. Zech was elected Chairman of the Board in April 1996, having been previously named Chief Executive Officer of the Company in January 1996 and President in July 1994. Mr. Zech is also a director of McGrath RentCorp and PMI Group, Inc. and one of the Company's subsidiaries, GATX Financial Corporation.

                            COMMITTEES OF THE BOARD

     The Company's Audit Committee members are Ms. Fretz (Chair) and Messrs. Fairbanks, Foote and Rogers. Each such member is independent as defined in
Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards. In addition to recommending the nomination of the Company's independent auditors for election by the shareholders, the committee's functions include, as specified in its written charter, the review and, where required, approval of: (i) the scope and fees for the yearly audit and the procedures to be utilized; (ii) the results of the audit, including any comments or recommendations of the independent auditors; (iii) the organizational structure and qualifications of the internal auditors, its audit plan for the year and any planned changes therein; (iv) the independence of the internal auditors and the independent auditors, including a consideration of the compatibility of management consulting services and related fees provided by the independent auditors with auditor independence; (v) significant findings of the Internal Audit Department, management's response thereto, and any difficulties incurred in the conduct of such audits; (vi) the scope of audit activities to ensure no restrictions were placed on such activities; (vii) the adequacy of internal financial and accounting controls and the results of the independent and internal auditors' examination thereof; (viii) matters relating to corporate financial and accounting policies and procedures; (ix) the Company's annual report to shareholders and Annual Report on Form 10-K as filed with the SEC; (x) significant matters of litigation, legal compliance and procedures for monitoring compliance; (xi) areas of risk exposure, and how such matters are reflected in the Company's financial statements and reports; and (xii) any matter brought to the committee's attention within the scope of its duties, with the power to investigate and retain outside counsel or other consultants for this purpose. The Audit Committee also approves the Audit Committee Report for inclusion in the Company's annual proxy statement and recommends to the Board of Directors whether the audited financial statements are to be included in the Company's Annual Report on Form 10-K for filing with the SEC. Prior to the release of the quarterly financial results, the committee assures that a review thereof has been performed by both management and independent auditors, who have consulted with the committee or its Chair. During 2002, there were four meetings of the Audit Committee.

     The Company's Compensation Committee members are Messrs. Denny (Chair), Dammeyer, Marsh and Murphy. The committee's functions include: (i) approving the Company's total compensation philosophy and periodically evaluating compensation practices relative to such philosophy and to the market; (ii) approving salary changes, compensation programs and employment arrangements applicable to elected officers, operating company presidents and other employees whose salaries exceed a level established by the committee and, in certain circumstances, granting the Chief Executive Officer the authority to act on these matters; (iii) reviewing the compensation levels and programs applicable to other employees whose incentive payments exceed a level periodically established by the committee;
(iv) recommending to the Board of Directors salary changes, compensation programs and employment arrangements for the Chief Executive Officer; (v) administering the Company's Long Term Incentive Compensation Plans and other executive compensation programs; (vi) reviewing and approving significant changes to the Company's benefit programs; (vii) evaluating the performance of the Chief Executive Officer; (viii) reviewing annual salary increase budgets and salary ranges for the Company; (ix) reviewing the Company's depth of management and plans for management development and succession; (x) reviewing staffing changes among elected officers (except the Chief Executive Officer, for which Board approval would be required) and operating company presidents; (xi) reviewing the compensation program for non-management Board members and recommending changes to the Board of Directors as appropriate; and (xii) approving the Compensation Committee Report on Executive Compensation for inclusion in the Company's annual proxy statement. During 2002, there were seven meetings of the Compensation Committee.

     The Company's Nominating Committee members are Messrs. Foote (Chair), Denny, Fairbanks and Marsh. The committee's functions include: (i) reviewing the performance of all members of the Board in their capacities as directors, including attendance and contributions to Board deliberations, and making such recommendations to the Board as may be appropriate; (ii) recommending to the Board of Directors nominees for election as director; (iii) recommending appointments to all Board committees; (iv) reviewing and approving any proposed outside directorships or trusteeships offered to senior officers of the Company; and (v) making such recommendations to the Board of Directors as it may deem appropriate with respect to the size and makeup of the Board of Directors and related matters. The committee will consider nominees recommended by shareholders of the Company. Such nominations should be submitted to the Nominating Committee, c/o Ronald J. Ciancio, 500 West Monroe Street, Chicago, Illinois 60661, with a complete resume of the candidate's qualifications and background as well as a written statement from the candidate consenting to be a nominee and, if nominated and elected, to serve as director. During 2002, there were two meetings of the Nominating Committee.

     The Company's Retirement Funds Review Committee members are Messrs. Murphy (Chair), Dammeyer and Rogers and Ms. Fretz. The committee's functions include:
(i) monitoring overall investment performance of the Company's qualified benefit plans and receiving reports from the Company's Retirement Funds Investment Committee pertaining thereto; (ii) approving recommended changes in broad asset allocation; (iii) approving recommended changes of investment managers; (iv) approving recommended changes in actuarial assumptions; and (v) approving recommended selections of trustees for such plans. During 2002, there were two meetings of the Retirement Funds Review Committee.

     During 2002, there were eight meetings of the Board of Directors of the
Company: the regular annual meeting and seven special meetings. Each director attended at least 75% of the meetings of the Board and committees (on which he or she served) held while the director was a member during 2002.

                           COMPENSATION OF DIRECTORS

     Each non-officer director receives an annual retainer of $40,000 and an annual grant of phantom Common Stock valued at $37,000. In addition, each non-officer director receives a meeting fee of $2,000 for each meeting attended of the Board or a committee of the Board of which the director is a member. The Chair of each committee receives $3,000 for each meeting attended.

     The annual retainer is paid quarterly in arrears. Half of each quarterly installment is paid in cash and half in units of phantom Common Stock which are credited to each director's account in an amount determined by dividing the amount of such payment by the average of the high and low prices of the Company's Common Stock on the last trading day of the month in which the quarterly installment is paid. The annual grant of phantom units is also credited to each director's account in quarterly installments in arrears. Each director's phantom Common Stock account is credited with additional units of phantom Common Stock representing dividends declared on the Company's Common Stock based on the average of the high and low prices of the Company's Common Stock on the date such dividend is paid. At the expiration of each director's service on the Board, settlement of the units of phantom Common Stock will be made as soon as is reasonably practical in shares of Common Stock equal in number to the number of units of phantom Common Stock then credited to his or her account. Any fractional units will be paid in cash.

     Under the Deferred Fee Plan, non-officer directors may defer receipt of the cash portion of their annual retainer, meeting fees, or both, in the form of either cash or units of phantom Common Stock. If the deferral is in cash, the deferred amount accrues interest at a rate equal to the 20-year U.S. government bond rate. If the deferral is in units of phantom Common Stock, the units are credited to an account for each participating director along with dividends and settled, following expiration of the director's service on the Board, in the same manner as that portion of the annual retainer that is paid in units of phantom Common Stock described above. Four directors participated in the Deferred Fee Plan in 2002.

     The 1995 Long Term Incentive Compensation Plan ("LTICP" or "1995 Plan") allows each non-employee director to receive non-qualified stock options in an amount determined by the Compensation Committee, but not to exceed 5,000 shares per year. The Compensation Committee granted each non-employee director options to purchase 1,000 shares of Common Stock on April 26, 2002 and 1,000 shares of Common Stock on July 26, 2002 at $31.74 per share and $24.17 per share, respectively. The prices were equal to the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on those dates. These options vest on July 26, 2003 and will expire on April 26, 2012 and July 26, 2012, respectively, or earlier if a director leaves the Board. Beginning in 2003, phantom Common Stock, which is settled in shares of Common Stock following expiration of service on the Board, replaced non-qualified stock options in the compensation program for non-employee directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The Company's executive officers participate in various incentive compensation programs more fully described below under the caption "Compensation Committee Report on Executive Compensation." The table below sets forth the annual and long-term compensation paid or deferred by the Company to or for the account of the Chief Executive Officer and each of the other four most highly compensated executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                     Long-Term
                                                                                   Compensation
                                                                     -----------------------------------------
                                       Annual Compensation                       Awards                Payouts
                                ----------------------------------   -------------------------------   -------
                                                                                         Securities
                                                                        Restricted       Underlying
                                                      Other Annual        Stock         Options/SARs    LTIP      All Other
       Name and                 Salary      Bonus     Compensation       Award(s)          (#) of      Payouts   Compensation
  Principal Position     Year     ($)      ($)(1)         ($)             ($)(2)          shares)        ($)        ($)(3)
  ------------------     ----   ------     ------     ------------      ----------      ------------   -------   ------------
Ronald H. Zech           2002   758,333   1,751,938      6,004           550,073          150,000       71,076      26,372
Chairman, President &    2001   725,000           0      5,990                 0          116,515       59,594      51,666
Chief Executive Officer  2000   700,000     477,627      4,583                 0          140,662      965,470      39,278
Brian A. Kenney          2002   341,951     371,907      6,360           137,518           40,000       11,532       5,500
Senior Vice President    2001   321,667     116,438      6,360           176,750           26,590        6,115       5,100
Chief Financial Officer  2000   273,636     143,734      4,981           289,750           23,278       84,027       5,100
Ronald J. Ciancio        2002   243,333     191,821      6,360            63,470           17,500            0       5,688
Vice President, General  2001   238,333      78,430      6,360            88,375           10,691            0       5,257
Counsel & Secretary      2000   194,227     114,115      2,120                 0            6,000            0       5,231
Gail L. Duddy            2002   230,417     189,065      6,360            63,470           17,500        6,342       5,500
Vice President           2001   218,333      71,848      6,360            88,375           13,281        4,584       5,100
Human Resources          2000   200,000      94,890      4,823           181,094           17,058       69,952       5,100
William J. Hasek         2002   182,667     134,878      4,440            21,157           10,000            0       4,955
Vice President           2001   172,500      36,745      4,440                 0            8,225            0       5,100
Treasurer                2000   146,091      64,371          0                 0            6,993            0       4,383

---------------
(1) Amounts reflect bonus payments earned for the years set forth opposite the specified payments. Amounts for 2002 include (i) payments under the Management Incentive Plan ("MIP") as follows: Mr. Zech ($523,251); Mr. Kenney ($252,247); Mr. Ciancio ($136,586); Ms. Duddy ($133,830); Mr. Hasek
    ($116,474); (ii) payments under the Executive Incentive Plan ("EIP") as referred to in note 2 below; and (iii) a contract bonus to Mr. Zech under his Employment Agreement.

(2) On April 26, 2002, Ms. Duddy and Messrs. Zech, Kenney, Ciancio and Hasek were granted under the EIP phantom restricted stock awards of 3,000, 26,000, 6,500, 3,000 and 1,000 shares, respectively. The amounts shown in the table include the value of two-thirds of these awards, on which restrictions will lapse on December 31, 2003, valued at a closing price on the date of award of $31.74; the remainder is included as bonus for 2002. Dividends are paid on all restricted stock and phantom restricted stock awarded by the Company. The value of the phantom restricted stock held on December 31, 2002, based on the closing price of $22.82 for the Company's Common Stock on that date, is as follows: Mr. Zech ($395,562); Mr. Kenney ($98,902); Mr. Ciancio ($45,640); Ms. Duddy ($45,640); Mr. Hasek ($15,221).

(3) Includes, for 2002, contributions made under the Company's Salaried Employees Retirement Savings Plan (the "Savings Plan") in the amount of $5,500 for each of Ms. Duddy and Messrs. Zech, Kenney and Ciancio and $4,955 for Mr. Hasek and above-market interest amounts earned, but not currently payable, on compensation previously deferred under the Company's 1984, 1985 and 1987 Executive Deferred Income Plans for Messrs. Zech and Ciancio of $20,872 and $188, respectively.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The table below sets forth information concerning stock options granted during 2002 to each of the named executive officers.

                                                                                          Potential Realizable
                                                                                                Value at
                                                   Individual Grants                         Assumed Annual
                                -------------------------------------------------------         Rates of
                                 Number of                                                     Stock Price
                                 Securities     % of Total                                    Appreciation
                                 Underlying    Options/SARs                                    for Option
                                Options/SARs    Granted to    Exercise or                        Term(3)
                                  Granted      Employees in    Base Price    Expiration   ---------------------
             Name                  (#)(1)      Fiscal Year    ($/Share)(2)      Date       5% ($)      10% ($)
             ----               ------------   ------------   ------------   ----------    ------      -------
Ronald H. Zech................     75,000         8.49%         24.1700       07/26/12    1,140,029   2,889,057
                                   75,000         8.49%         31.7350       04/26/12    1,496,848   3,793,306
Brian A. Kenney...............     20,000         2.26%         24.1700       07/26/12      304,008     770,415
                                   20,000         2.26%         31.7350       04/26/12      399,159   1,011,548
Ronald J. Ciancio.............      8,750         0.99%         24.1700       07/26/12      133,003     337,057
                                    8,750         0.99%         31.7350       04/26/12      174,632     442,552
Gail L. Duddy.................      8,750         0.99%         24.1700       07/26/12      133,003     337,057
                                    8,750         0.99%         31.7350       04/26/12      174,632     442,552
William J Hasek...............      5,000         0.57%         24.1700       07/26/12       76,002     192,604
                                    5,000         0.57%         31.7350       04/26/12       99,790     252,887

---------------
(1) All options granted may be exercised commencing on December 31, 2003.

(2) The exercise price is equal to the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on the date of grant.

(3) The dollar amounts under these columns are the result of calculations at assumed annual rates of appreciation of 5% and 10% for the ten year term of the stock options as prescribed by the rules of the SEC and are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The table below sets forth certain information concerning the exercise of stock options during 2002 by each of the named executive officers, the number of unexercised options and the 2002 year-end value of such unexercised options computed on the basis of the difference between the exercise price of the option and the closing price of the Company's Common Stock at year-end ($22.82).

                                                                Number of Securities
                                                               Underlying Unexercised       Value of Unexercised In-
                                                               Options/SARs at Fiscal        the-Money Options/SARs
                               Shares                               Year-End (#)             at Fiscal Year-End ($)
                             Acquired on        Value        ---------------------------   ---------------------------
           Name               Exercise     Realized ($)(1)   Exercisable   Unexercisable   Exercisable   Unexercisable
           ----              -----------   ---------------   -----------   -------------   -----------   -------------
Ronald H. Zech.............    40,000          444,548         513,177        230,000             0            0
Brian A. Kenney............         0                0          66,118         57,750             0            0
Ronald J. Ciancio..........         0                0          36,791         24,000         2,296            0
Gail L. Duddy..............         0                0          54,089         25,750        19,583            0
William J. Hasek...........         0                0          20,218         14,250         1,914            0

---------------
(1) Amount represents the aggregate pre-tax dollar value realized upon the exercise of stock options as measured by the difference between the market value of the Company's Common Stock and the exercise price of the option on the date of exercise.

                           EMPLOYEE RETIREMENT PLANS

     The Company's Non-Contributory Pension Plan for Salaried Employees (the "Pension Plan") covers salaried employees of the Company and most of its domestic subsidiaries. Subject to certain limitations imposed by law, pensions are based on years of service and average monthly compensation during: (i) the five consecutive calendar years of highest compensation during the last 15 calendar years preceding retirement or the date on which the employee terminates employment or (ii) the 60 consecutive calendar months preceding retirement or the date on which the employee terminates employment, whichever is greater. Illustrated below are estimated annual benefits payable upon retirement to salaried employees, including executive officers, assuming normal retirement at age 65. Benefits shown below are calculated on a straight life annuity basis, but the normal form of payment is a qualified joint and survivor pension. Benefits under the Pension Plan are not subject to any deduction for Social Security or other offset amounts.

                                                   Estimated Annual Pension Benefits
     Average Annual       ------------------------------------------------------------------------------------
    Compensation for         5 Years        10 Years      15 Years      20 Years      25 Years      30 Years
  Applicable Period ($)    Service ($)     Service ($)   Service ($)   Service ($)   Service ($)   Service ($)
  ---------------------    -----------     -----------   -----------   -----------   -----------   -----------
  200,000........             15,072          30,144        45,216        60,288        75,360        90,432
  400,000........             31,572          63,144        94,716       126,288       157,860       189,432
  600,000........             48,072          96,144       144,216       192,288       240,360       288,432
  800,000........             64,572         129,144       193,716       258,288       322,860       387,432
  1,000,000......             81,072         162,144       243,216       324,288       405,360       486,432
  1,200,000......             97,572         195,144       292,716       390,288       487,860       585,432
  1,400,000......            114,072         228,144       342,216       456,288       570,360       684,432
  1,600,000......            130,572         261,144       391,716       522,288       652,860       783,432
  1,800,000......            147,072         294,144       441,216       588,288       735,360       882,432

     Compensation covered by the Pension Plan is salary and bonus paid under the MIP as shown in the Summary Compensation Table. Annual benefits in excess of certain limits imposed by the Employee Retirement Income Security Act of 1974 or the Internal Revenue Code on payments from the Pension Plan will be paid by the Company under its Excess Benefit Plan and Supplemental Retirement Plan and are included in the above table.

     The executive officers named in the Summary Compensation Table have the following number of years of credited service: Mr. Zech, 25 years; Mr. Kenney, 7 years; Mr. Ciancio, 22 years; Ms. Duddy, 10 years; Mr. Hasek, 17 years.

                 EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has entered into agreements with Messrs. Zech, Kenney, Ciancio and Hasek and Ms. Duddy which provide for certain benefits upon termination of employment following a "change of control" of the Company. Each agreement provides that the Company shall continue the executive in its employ for a period of three years following a change of control (the "Employment Period"), and that during such period the executive's employment may be terminated only for "cause." If, during his or her Employment Period, the executive's employment is terminated by the Company other than for "cause," death or disability or by the executive for "good reason," the executive will be entitled to receive in a lump sum the aggregate of the following amounts: (i) the sum of (a) unpaid salary through the date of termination, (b) the highest bonus earned by the executive for the last two years prior to the date on which a change of control occurs, prorated from the beginning of the fiscal year through the date of termination, and (c) previously deferred compensation and vacation pay not previously paid ("Accrued Obligations"); (ii) an amount equal to the product of three times the executive's annual base salary and target bonus that would have been payable under the MIP or any comparable plan which has a similar target bonus for the year in which termination occurs, less other payments under the Company's severance pay policies;

(iii) the excess of (a) the actuarial equivalent of the benefit under the Company's qualified defined benefit retirement plan and any excess or supplemental plan in which the executive participates (together the "SERP") which the executive would have received if his or her employment had continued for three years after the date of termination assuming continuation of the same annual base salary plus a target bonus for the most recent fiscal year, over (b) the actuarial equivalent of the executive's actual benefit under the qualified retirement plan and SERP as of the date of termination; and (iv) should the executive so elect, an amount equal to the present value of his or her benefits under the SERP as of the termination date. In addition, for a period of three years following the date of termination, the executive will be entitled to: (i) continued participation in and receipt of all benefits under welfare plans, practices, policies and programs provided by the Company (including medical, prescription, dental, disability, employee life, group life); (ii) outplacement services at a maximum cost of 10% of annual base salary; and (iii) any other amounts or benefits for or to which the executive is eligible or entitled under any other plan, program, policy or practice of the company ("Other Benefits"). If the executive's employment is terminated by reason of death or disability during the Employment Period, the agreement shall terminate without further obligation to the executive other than the payment of Accrued Obligations and Other Benefits. Under the terms of Mr. Hasek's agreement, the number of years of employment following a change in control, the multiple of his base salary and target bonus, and the number of years for which he will be entitled to other specified benefits is two. If any payment made under the agreements creates an obligation to pay excise tax in accordance with Internal Revenue Code Section 4999, an additional amount (the "Gross Up Amount") equal to the excise tax and any related income taxes and other costs shall be paid to the executive. "Cause" means a willful and continued failure of the executive to perform following written demand for substantial performance or the willful engaging in illegal or gross misconduct which is materially and demonstrably injurious to the Company. "Change of control" means: (i) the acquisition by any individual, entity or group ("Person") of 20% or more of either (a) the then outstanding shares of Common Stock of the Company or (b) the combined voting power of the then outstanding voting securities of the Company; (ii) a change in the majority of the Board of Directors of the Company not recommended for election by a majority of the incumbent directors; (iii) consummation of a reorganization, merger, consolidation or sale of substantially all of the assets of the Company ("Business Combination"), unless following such Business Combination (a) shareholders holding more than 65% of the outstanding Common Stock and combined voting power of the voting securities prior to such Business Combination also own more than 65% of the outstanding Common Stock and combined voting power of the voting securities issued as a result thereof, (b) no Person owns 20% or more of the then outstanding shares of Common Stock or combined voting power of the then outstanding voting securities except to the extent such ownership existed prior thereto, and (c) at least a majority of the members of the Board of Directors of the entity resulting from the Business Combination were members of the Board of Directors at the time the transaction was approved; (iv) approval by the shareholders of a complete liquidation or dissolution of the Company; or
(v) consummation of a Business Combination involving a subsidiary of the Company which was the primary employer of an executive immediately prior thereto, unless immediately thereafter, the Company owns 50% or more such subsidiary. "Good Reason" means: (i) the assignment of duties inconsistent with, or any action which diminishes, the executive's position, authority, duties or responsibilities; (ii) failure to compensate or requiring the executive to relocate, in either case, as provided in the agreement; (iii) any unauthorized termination of the agreement; or (iv) any failure to require a successor to the Company to assume and perform the agreement. The amount that would be payable under each of the foregoing agreements in the event of termination of employment following a change of control (excluding the Gross-Up Amount, if any, payable thereunder, which is not determinable at this time, and the present value of benefits under the SERP as of the date of termination) on the date hereof, is as follows: Mr. Zech ($5,461,247); Mr. Kenney ($1,974,833); Mr. Ciancio ($1,641,562); Ms. Duddy ($1,324,216); Mr. Hasek ($684,086).

     Ms. Duddy and Messrs. Zech, Kenney, Ciancio and Hasek also participate in the Company's LTICP under which the Company's executive officers and certain key employees may receive stock options, Stock Appreciation Rights ("SARs"), restricted stock rights, restricted Common Stock, Performance Awards or Individual Performance Units ("IPUs"). The LTICP provides that upon a "change of control" as described above; (i) all outstanding stock options and SARs held by executive officers become immediately exercisable; (ii) optionees will have the right for a period of thirty days to have the Company purchase or to exercise for cash (a) non-qualified stock options or any tandem SARs at a per share price (the "Acceleration Price") equal to the excess over the option price of the highest of (1) the highest reported price of the Company's Common Stock in the prior sixty days, (2) the highest price included in any report on Schedule 13D paid within the prior sixty days, (3) the highest tender offer price paid and
(4) the fixed formula per share price in any merger, consolidation or sale of all or substantially all of the Company's assets, and (b) incentive stock options or any tandem SARs at a per share price equal to the difference between the then fair market value of the Common Stock and the option price, provided, however, that during such thirty day period the Company may purchase any such incentive stock option or SAR at the Acceleration Price; (iii) all restricted stock rights which have been outstanding will be immediately exchanged for Common Stock and all restricted Common Stock held by the Company for participants will be distributed free of any further restrictions, together with all accumulated interest, dividends and dividend equivalents, and all earned Performance Awards; and (iv) all IPUs shall be immediately redeemed on the same basis as if the performance goals had been achieved and, for purposes of calculating the redemption value, the fair market value of the Company's Common Stock will be equal to the average price of the Common Stock during the five business days immediately preceding such event. In addition, agreements with participants provide that upon the occurrence of a "change of control" restricted stock rights on shares of phantom restricted Common Stock shall immediately be exchanged for a number of shares of Common Stock equal to the number of restricted stock rights on shares of phantom restricted stock so exchanged, and all such shares of Common Stock and dividend equivalents shall then be immediately distributed to participants free of all restrictions in exchange for phantom stock rights or phantom restricted stock.

     As of October 11, 2002, the Company entered into a three year Employment Agreement with Mr. Zech, pursuant to which he will receive an annual base salary of $775,000 (subject to review in accordance with the Company's normal practices) and will be eligible to participate in bonus programs and benefit plans generally available to the senior management of the Company. In addition, Mr. Zech was paid a contract bonus of $750,000 in 2002. If Mr. Zech's employment with the Company is terminated during the three year term, either by the Company for Cause or by Mr. Zech without Good Reason (as those terms are defined in the change of control agreement between the Company and Mr. Zech described above), then he will forfeit payment of his non-qualified pension benefits until the forfeited amount equals a prorated portion of $500,000 based on the proportion of the three year term during which he remained employed by the Company. If Mr. Zech's employment is terminated by the Company other than for Cause or if he resigns for Good Reason, then, in addition to any amount which he is entitled to receive pursuant to any plan, policy, practice, contract or agreement of the Company, Mr. Zech shall be entitled to an amount equal to twice his annual base salary and target bonus under the bonus program in which he then participates plus a prorated bonus for the year in which the termination occurs, less any amounts received as severance. Upon the occurrence of a "change of control" (as defined in the change of control agreement), Mr. Zech's Employment Agreement shall terminate and his benefits shall be determined under the change of control agreement. Following the termination of his employment, Mr. Zech may not compete in a business in which the Company is engaged until the earlier of two years following the date of termination, or April 11, 2006.

     The Company adopted Executive Deferred Income Plans effective September 1, 1984 (the "1984 EDIP"), July 1, 1985 (the "1985 EDIP") and December 1, 1987 (the
"1987 EDIP") (collectively the "EDIPs") which permitted two current named executive officers to defer receipt of up to 20% of their annual base salaries from compensation earned during the year following the effective date of the EDIP pursuant to participation agreements entered into between the Company and each participant. EDIP participants were offered an opportunity to amend their participation agreements to provide for a determination by the Compensation Committee, within ten days following a "change of control" as described above, as to whether agreements with participants who accepted the amendment will either (a) continue to provide for the payment of benefits thereunder in installments as described in the agreement or (b) terminate and provide a single lump sum payment to participants. Participants are no longer making deferrals for EDIPs.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY AND OBJECTIVES

     The Company's policy is to provide a competitive and balanced total compensation program that is structured to attract, retain and motivate highly qualified management personnel and to appropriately align management interests with those of the Company's shareholders. This policy has been developed under the supervision of the Compensation Committee of the Board of Directors which periodically reviews the policy and oversees its implementation.

     The principal components of the total compensation program for executive officers of the Company are base salary, annual incentive awards, and long-term incentive awards, historically made in the form of stock option and IPU grants. The Compensation Committee annually reviews and approves executive salary levels and the design of the annual and long-term incentive programs, and regularly evaluates the Company's total compensation program to ensure that it adequately reflects the manner and level of compensation deemed appropriate for the executive officers of the Company. In early 2002, the Compensation Committee modified the compensation program applicable to executive officers in view of the unprecedented challenges and uncertainty facing the Company following the events of September 11. Total compensation opportunities remained the same, but the relative weight placed on annual versus long-term incentives and the form of the long-term incentive awards were modified to reduce the level of risk in the pay package, retain key executives and ensure continuity during a turbulent time. The changes made are temporary, and are reflected in a new program called the Executive Incentive Plan (the "EIP"), which will be effective only for calendar years 2002 and 2003. Its terms are further explained in this report.

     Competitive compensation levels are determined based on analyses of annual and long-term compensation data reported in nationally recognized surveys of companies of comparable size in a diversified group of industries. The companies in the compensation surveys are hereinafter referred to as the "Comparative Group." It is believed that the Comparative Group represents a valid cross-section of executive talent for which the Company competes. Moreover, comparison to companies that might be considered more direct competitors in the businesses in which the Company and its subsidiaries engage is not feasible since most of these companies are either privately-held or subsidiaries of larger organizations, and therefore information on compensation levels is not publicly available. The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily those companies that are included in the S&P 500 Index or the MidCap 400 Index (as referred to in the section entitled "Performance Graph"); thus, the Comparative Group may include companies not included in those indices. The level of compensation on each component of the compensation program described in the preceding paragraph is targeted at the middle range of compensation paid by companies in the Comparative Group. In any given year, the compensation level for any executive officer of the Company may be more or less than the corresponding compensation level paid by companies in the Comparative Group, based upon Company and/or individual performance.

BASE SALARIES

     The base salaries of the Company's named executive officers are targeted at the median base salary levels of executives of the Comparative Group, giving consideration to the comparability of responsibilities and experience. Salary adjustments for executive officers of the Company and other senior level employees are reviewed by the Compensation Committee every 18 months. In each case, salary adjustments are based on an assessment of the individual performance and contribution of each employee over the review period and an analysis of the salary practices of the Comparative Group for positions of similar responsibilities. No specific weights are assigned to these factors. Mr. Zech's base salary was increased from $725,000 to $775,000 during 2002. The salaries paid to Mr. Zech and to the named executive officers as a group in 2002 were consistent with the median base salaries paid by companies in the Comparative Group to executives with similar experience and responsibilities.

ANNUAL INCENTIVE COMPENSATION

     For the past several years, annual incentive awards for executive officers and key managers of the Company have been provided pursuant to the MIP. The MIP reinforces the Company's pay for performance policy by providing annual cash payments to executives based upon the achievement of Company, subsidiary and individual performance goals. Target net income objectives for the Company and each of its subsidiaries, and a schedule specifying the percentage of target incentive awards payable for actual performance, are established by the Compensation Committee. The maximum incentive award is 200% of the target incentive award (subject to the Chief Executive's discretionary authority to increase or decrease any participant's award, other than his own, by 25%).

     The EIP operates similarly, but under the EIP 2002 target incentive awards for the Company's executive officers ranged from 45% to 115% of salary (compared to 40% to 75% of salary under the MIP), and a larger portion of the target awards was based on the achievement of individual performance objectives. The EIP was designed to temporarily rebalance the short and long-term orientation of the compensation program given the immediate challenges that existed after September 11, but to do so without increasing the overall level of total compensation. Focus was shifted toward the short-term by increasing target annual incentive awards. In all cases, increases in the size of annual incentive awards were offset by corresponding decreases in the size of long-term incentive awards. Additionally, because the high level of uncertainty in the environment made establishing financial targets extremely difficult, greater than normal emphasis was temporarily placed on individual performance under the EIP. The target award for Mr. Zech was based 40% on consolidated net income and 60% on individual performance objectives. The awards for Messrs. Kenney, Ciancio, and Hasek and Ms. Duddy were based 20% on consolidated net income, 20% on subsidiary net income weighted in proportion to the budgeted contribution of each subsidiary to consolidated net income, and 60% on individual performance objectives.

     Mr. Zech's target incentive award under the EIP for 2002 was 115% of base salary. The Company's consolidated net income was below the threshold required for payment, so Mr. Zech received no payment based on net income performance. Mr. Zech received a bonus of $523,251 under the MIP based on the Compensation Committee's assessment of his performance against individual performance objectives established in early 2002.

LONG-TERM INCENTIVE COMPENSATION

     Long-term incentive compensation opportunities have historically been provided under the LTICP to attract and retain qualified executive personnel, encourage ownership of the Company's stock by key executives, and promote a close identity of interests between the Company's management and its shareholders. Long-term incentive awards have generally been made in the form of stock option and IPU grants to the Chief Executive Officer and selected members of senior management, and in the form of stock option grants to other key managers. As part of the revised program in effect for executive officers, long-term incentive compensation opportunities in 2002 consisted of: (1) stock options under the LTICP and (2) a combination phantom restricted stock ("PRS") and cash award made pursuant to the EIP. The PRS and cash award was granted in lieu of IPUs and was intended primarily to serve as a retention incentive during calendar years 2002 and 2003. Contingent upon continuing employment, the PRS and cash award vested one-third on December 31, 2002 and the remaining two-thirds vests on December 31, 2003, and the stock option award vests entirely on December 31, 2003. The value of the PRS portion of the award is based on the average daily closing price of the Company's Common stock during the month in which it vests, and includes dividend equivalents. Awards were front-loaded in 2002, and it is anticipated that no additional long-term incentives will be granted to named executive officers during 2003.

     As in prior years, long-term incentive awards were granted in 2002 to other key employees primarily in the form of stock options. Approximately 225 employees, including each named executive officer, received option awards under the LTICP in 2002. Stock options are granted as an incentive to encourage and enhance positive performance and to align the interest of the Company's employees with its shareholders. Options are granted at a price equal to the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange on the date of grant, and will have value only if the Company's stock price increases. In 2002, 50% of the annual option grant was made on April 26 and 50% on July 26.

     The size of long-term incentive awards is based on qualitative factors considered appropriate by the Compensation Committee, taking into account the scope of the participant's responsibilities, the participant's performance, the size of previous grants and competitive practices. For executive officers, the long-term incentive award consisting of PRS, cash and stock options (annualized over 2002 and 2003) provided a total long-term compensation opportunity below the median long-term incentive opportunity provided by the companies in the Comparative Group. When combined with the increased annual bonus opportunity under the EIP and with median salary levels, total pay was on par with median total pay in the Comparative Group. For key employees other than executive officers, option grants were on par with median long-term incentive grants in the Comparative Group.

     Based on the factors described above, in 2002 Mr. Zech was granted an option to purchase 150,000 shares of the Company's Common Stock at prices equal to the market price on the grant dates, a PRS award of 26,000 shares, and a cash award equal to the fair market value of the PRS on the grant date. One-third of the combined PRS and cash award, valued at $478,687, vested on December 31, 2002 and is reported in the bonus column of the Summary Compensation Table.

     In prior years, executive officers were granted IPUs. IPUs are subject to redemption in cash, Common Stock or both at the discretion of the Compensation Committee if the Company's performance over a three-year period (the "Performance Period") reaches target levels established by the Compensation Committee. No IPU awards were made in 2002. Performance for the 2000-2002 IPU Plan was measured in terms of the Company's total shareholder return (TSR) relative to the TSR of companies in the MidCap 400 and on a combination of economic earnings and capital employed growth. The amount of payment for redeemed IPUs is equal to the market value of the Company's Common Stock on the date of redemption. Mr. Zech earned a payment of $71,076 for the Performance Period ending in 2002.

EMPLOYMENT CONTRACT

     As an additional step to ensure management continuity, during 2002 the Company entered into a three-year employment contract with Mr. Zech at the recommendation of the Compensation Committee. As reported in the bonus column of the Summary Compensation Table, a bonus of $750,000 was paid pursuant to the contract. Up to two-thirds of this payment is forfeitable should employment terminate under the circumstances described under the caption "Employment and Change of Control Agreements" prior to the expiration of the three-year employment period.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the deductibility by the Company of compensation in excess of one million dollars paid to the CEO or any of the named executive officers during any taxable year. Compensation that meets the requirements of performance-based compensation is excluded from this limitation. Appropriate steps have been taken to qualify certain awards made under the Company's LTICP as performance-based. In addition, if it is determined that any compensation payable in excess of one million dollars is not performance-based, the Compensation Committee may require, as it has in the past, that such excess be deferred until it becomes deductible. While the tax impact of compensation arrangements is an important factor to be considered, such impact will be evaluated in light of the Company's overall compensation philosophy and objectives. The Compensation Committee believes there may be circumstances in which its ability to exercise discretion outweighs the advantages of qualifying compensation under Section 162(m), and may, from time to time, provide compensation that is not fully deductible if it determines that doing so is in the best interests of the Company.

     This report is submitted by the Compensation Committee of the Board of Directors of GATX Corporation.

                                          James M. Denny (Chairman)
                                          Rod F. Dammeyer
                                          Miles L. Marsh
                                          Michael E. Murphy

                               PERFORMANCE GRAPH

     The following performance graph sets forth a comparison of the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock (on a dividend reinvested basis utilizing the closing price on December 31, 1997 as the base) with the cumulative total shareholder return of the companies within the Standard & Poor's 500 Composite Stock Price Index ("S&P 500"), the Standard & Poor's MidCap 400 Index ("MidCap 400") and the Russell 1000 Financial Services Index ("Russell 1000"). The performance graph assumes $100.00 was invested in GATX Common Stock and each of the indices on December 31, 1997, and that all dividends were reinvested.
[PERFORMANCE GRAPH]

                                                                                                              U.S. RUSSELL 1000
                                                GATX                 S&P 500               MIDCAP 400         FINANCIAL SERVICES
                                                ----                 -------               ----------         ------------------
1997                                           100.00                 100.00                 100.00                 100.00
1998                                           107.15                 128.34                 118.91                 108.91
1999                                            98.59                 155.14                 136.19                 112.48
2000                                           149.20                 141.13                 159.94                 141.59
2001                                           100.99                 124.40                 158.93                 121.77
2002                                            74.84                  97.08                 136.00                 103.34

                      APPROVAL OF APPOINTMENT OF AUDITORS

     The Board of Directors has, based on the recommendation of the Audit Committee, appointed the firm of Ernst & Young LLP ("Ernst & Young") to audit the Company's 2003 financial statements, subject to approval by the shareholders. Ernst & Young also served in this capacity in 2002. The Board proposes that the shareholders approve such appointment. However, if not approved, the Board will reconsider the selection of independent auditors.

     The Board of Directors recommends a vote for this proposal.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions by shareholders.

AUDIT FEES

     The aggregate fees for professional services rendered by Ernst & Young in connection with (i) the audit of the annual financial statements set forth in Annual Reports on Form 10-K for the year ended December 31, 2002 and (ii) the review of the Quarterly Reports on Form 10-Q for 2002, for the Company and a subsidiary and related audit services provided to other subsidiaries of the Company were approximately $1,864,700.

AUDIT RELATED FEES

     The aggregate fees for assurance and related services that were related to the performance of the audit or review of the Company's financial statements were $250,733 for 2002. The nature of the services performed for these fees included, among other things, employee benefit plan audits, due diligence related to an acquisition, support in the preparation of SEC registration statements, comfort letters and consents and consultations concerning financial accounting and reporting matters not classified as part of the audit.

TAX FEES

     The aggregate fees billed for professional services rendered for federal state and international tax compliance, advice, and planning and expatriate tax services were $344,438 for 2002.

ALL OTHER FEES

     There were no professional services rendered by Ernst & Young in 2002 relating to this category of expenses.

                             AUDIT COMMITTEE REPORT

     The Audit Committee serves as the representative of the Board of Directors for general oversight of GATX's financial accounting and reporting process, system of internal controls, audit process and process of monitoring compliance with laws and regulations. GATX's management has primary responsibility for preparing GATX's financial statements and GATX's financial reporting process. GATX's independent auditors are responsible for expressing an opinion on the conformity of GATX's audited financial statements with generally accepted accounting principles. Each of the Audit Committee members satisfies the definition of independent director as established by the New York Stock Exchange Listing Standards as well as the independence standards as currently proposed by the Securities and Exchange Commission.

     The Audit Committee has reviewed GATX's audited consolidated financial statements and discussed such statements with both management and Ernst & Young, GATX's independent auditors. In addition, both with and without management being present, the Audit Committee met with Ernst & Young as well as internal auditors to discuss results of their examinations, evaluations of GATX's internal controls and overall quality of GATX's financial reporting. In addition, prior to each quarterly earnings release, a review of the quarterly financial results was performed by both management and the independent auditors, including consultation with the Audit Committee Chair.

     The Audit Committee has received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young its independence. In this regard, the Audit Committee has considered the compatibility of non-audit services provided by Ernst & Young with auditor independence. The Audit Committee also discussed with Ernst & Young any matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Communication with Audit Committees).

     Based on the review and discussions noted above, the Audit Committee has recommended to the Board of Directors of GATX, and the Board has approved, that the audited financial statements be included in GATX's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC.

                                        Deborah M. Fretz (Chair)
                                        Richard Fairbanks
                                        William C. Foote
                                        John W. Rogers, Jr.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the security ownership of each class of equity securities of the Company owned by each of the directors and named executive officers and by directors and executive officers as a group as of March 7, 2003:

                                                                  Shares of Common Stock
                                                                    Beneficially Owned
                  Name of Beneficial Owner                      as of March 7, 2003 (1)(2)
                  ------------------------                      --------------------------
Ronald J. Ciancio...........................................               47,668
Rod F. Dammeyer.............................................                5,226
James M. Denny..............................................               13,831
Gail L. Duddy...............................................               74,678
Richard Fairbanks...........................................               29,470
William C. Foote............................................               18,383
Deborah M. Fretz............................................               10,624
William J. Hasek............................................               25,062
Brian A. Kenney.............................................               92,518
Miles L. Marsh..............................................               12,151
Michael E. Murphy...........................................               16,543
John W. Rogers, Jr..........................................               10,907
Ronald H. Zech..............................................              625,704
Directors and Executive Officers as a group.................            1,025,822

---------------
(1) Includes units of phantom Common Stock credited to the accounts of individuals and payable in shares of Common Stock following retirement from the Board as follows: Mr. Dammeyer (3,226); Mr. Denny (8,197); Mr. Fairbanks (9,470); Mr. Foote (14,221); Ms. Fretz (6,921); Mr. Marsh (6,921); Mr.
    Murphy (9,543); Mr. Rogers (5,407) and directors as a group (63,906); and shares which may be obtained by exercise of previously granted options within 60 days of March 7, 2003 by Mr. Ciancio (38,291); Mr. Dammeyer (2,000); Mr. Denny (3,000); Ms. Duddy (57,339); Mr. Fairbanks (3,000); Mr.
    Foote (3,000); Ms. Fretz (3,000); Mr. Kenney (71,368); Mr. Marsh (3,000);
    Mr. Murphy (3,000); Mr. Hasek (21,468);

    Mr. Rogers (5,000); Mr. Zech (543,177) and directors and executive officers as a group (789,593). Also includes units of phantom restricted stock that vest December 31, 2003 and are payable in cash based on the average closing price for the Company's Common Stock during December 2003 as follows: Mr. Zech (17,334); Mr. Kenney (4,334); Mr. Ciancio (2,000); Ms. Duddy (2,000);
    Mr. Hasek (667) and officers as a group (27,669).

(2) Each person has sole investment and voting power (or shares such powers with his or her spouse), except with respect to units of phantom Common Stock, phantom restricted stock and option grants. With the exception of Mr. Zech, who beneficially owned approximately 1.28% of the Company's outstanding shares of Common Stock, none of the directors and executive officers owned 1% of the Company's outstanding shares of Common Stock. Directors and executive officers as a group beneficially owned approximately 2.1% of the Company's outstanding shares of Common Stock. No director or executive officer owns any Preferred Stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed. Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 2002 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following are the only persons known to the Company to beneficially own more than 5% of the Company's Common Stock:

                                                                                      Percent of
                                                                      Shares            Common
            Name and Address of Beneficial Owner                Beneficially Owned      Stock
            ------------------------------------                ------------------    ----------
Warren E. Buffett(1)........................................        7,340,700           14.96
1440 Kiewit Place
Omaha, NE 68131

State Farm Mutual Automobile Insurance Company(2)...........        5,890,600           12.01
One State Farm Plaza
Bloomington, IL 61710

Capital Research & Management Company(3)....................        3,746,500            7.64
Capital Income Builder, Inc.
333 South Hope Street
Los Angeles, CA 90071

---------------
(1) According to a Schedule 13G dated March 10, 2000, Warren E. Buffett, Berkshire Hathaway Inc., OBH, Inc. (all at the same address) and National Indemnity Company (at 3024 Harney Street, Omaha, Nebraska 68131) beneficially own and share voting and dispositive power over these shares of Common Stock and Geico Corporation and Government Employees Insurance Company (both at 1 Geico Plaza, Washington, D.C. 20076) share voting and dispositive power over 2,800,000 of these shares (5.71% of the outstanding Common Stock).

(2) According to a Schedule 13G dated January 29, 2003, State Farm Mutual Automobile Insurance Company ("State Farm") and certain of its affiliated entities, each of which owned shares of Common Stock with sole voting and dispositive power, may be deemed to constitute a "group" under the regulations of the SEC with regard to the beneficial ownership of these shares of Common Stock. State Farm and each of the entities disclaim that they are part of a group.

(3) According to a Schedule 13G dated February 10, 2003, jointly filed by Capital Research & Management Company ("CRMC"), a registered investment advisor, and Capital Income Builder, Inc. ("CIB"), a registered investment company advised by CRMC, CRMC has sole dispositive power as to these shares of Common Stock owned by accounts under its discretionary investment management and CIB has sole voting power as to 2,846,500 of these shares (5.80% of the outstanding Common Stock).

                 SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Any shareholder proposal intended for inclusion in the Company's proxy material in connection with the Company's 2004 Annual Meeting must be received by the Company no later than November 21, 2003, and otherwise comply with the requirements of the SEC. Any shareholder who intends to present a proposal at the Company's 2004 Annual Meeting without inclusion in the Company's proxy material must send to the Company a notice of such proposal so that it is received no earlier than October 22, 2003 and no later than November 21, 2003, and must otherwise comply with the requirements of the Company's bylaws.

                               OTHER INFORMATION

     On August 14, 2002, the Company continued the liability policies initially procured in 1986 and in 2000 from A.C.E. Insurance Company Ltd. ("ACE") and continued the policy initially procured in 1995 from Federal Insurance Company ("Federal"). All policies insure the Company in the event the Company is required to indemnify a director or officer and insure directors and officers for those instances in which they may not be indemnified by the Company. The Federal policy and both ACE policies expire on August 14, 2003. During 2002 the Company paid premiums of $250,000 to Federal and $218,932 to ACE.

     The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned above. If any other matters do come before the meeting, the holders of the proxy will exercise their discretion in voting thereon.

                                          By order of the Board of Directors
                                          Ronald J. Ciancio
                                          Secretary

PROXY

                                GATX CORPORATION
                    HOURLY EMPLOYEES RETIREMENT SAVINGS PLAN
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 25, 2003

  THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Ronald H. Zech, Ronald J. Ciancio and Brian A. Kenney, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 25, 2003, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.

     PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                   (Continued and to be signed on other side)

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------


-------------------------------------------------------------------------------
                             /\ FOLD AND DETACH HERE /\

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.                                                        Please      / /
                                                                                                                   Mark Here for
                                                                                                                   Address Change
                                                                                                                   or Comments
                                                                                                                   SEE REVERSE SIDE

ITEM 1 - ELECTION OF DIRECTORS                                                           ITEM 2 - APPROVAL OF AUDITORS
                                                            FOR ALL EXCEPT    WITHHELD
                                                            AS NOTED BELOW    FOR ALL       FOR    AGAINST    ABSTAIN
   Nominees: 01 Rod F. Dammeyer, 02 James M. Denny,              / /            / /         / /      / /        / /
   03 Richard Fairbanks, 04 Deborah M. Fretz,
   05 Miles L. Marsh, 06 Michael E. Murphy,
   07 John W. Rogers, Jr. and 08 Ronald H. Zech

WITHHELD FOR: (Write that nominee's name in the space provided below).

-------------------------------------------------------------------------------

In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

RECEIPT IS HEREBY ACKNOWLEDGED OF
THE GATX CORPORATION NOTICE OF
MEETING AND PROXY STATEMENT

SIGNATURE                                      SIGNATURE                                                    DATE
          -----------------------------------            -------------------------------------------------       -----------------
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

-----------------------------------------------------------------------------------------------------------------------------------
                                             /\  FOLD AND DETACH HERE /\


                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

         VOTING IS AVAILABLE THROUGH 11PM EASTERN TIME, APRIL 21, 2003.
                VOTES CAST AFTER THAT TIME WILL NOT BE COUNTED.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
    IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.



         INTERNET                                                 TELEPHONE                                        MAIL
 HTTP://WWW.EPROXY.COM/GMT                                      1-800-435-6710
Use the Internet to vote your                         Use any touch-tone telephone to                     Mark, sign and date
proxy. Have your proxy card in                OR      vote your proxy. Have your proxy           OR         your proxy card
hand when you access the web                          card in hand when you call. You will                        and
site. You will be prompted to enter                   be prompted to enter your control                    return it in the
your control number, located in                       number, located in the box below,                  enclosed postage-paid
the box below, to create and                          and then follow the directions given.                   envelope.
submit an electronic ballot.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.


YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT WWW.GATX.COM
<HTTP:\\WWW.GATX.COM>

PROXY

                                GATX CORPORATION
                                      ESPP
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 25, 2003

   THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Ronald H. Zech, Ronald J. Ciancio and Brian A. Kenney, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 25, 2003, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.

     PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                   (Continued and to be signed on other side)

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.                                                        Please / /
                                                                                                                   Mark Here
                                                                                                                   for Address
                                                                                                                   Change or
                                                                                                                   Comments
                                                                                                                   SEE REVERSE SIDE

ITEM 1 - ELECTION OF DIRECTORS                                                                        ITEM 2 - APPROVAL OF AUDITORS
                                                                         FOR ALL EXCEPT AS   WITHHELD
                                                                            NOTED BELOW       FOR ALL    FOR    AGAINST    ABSTAIN
Nominees: 01 Rod F. Dammeyer, 02 James M. Denny, 03 Richard Fairbanks,          / /             / /      / /      / /        / /
04 Deborah M. Fretz, 05 Miles L. Marsh, 06 Michael E. Murphy,
07 John W. Rogers, Jr. and 08 Ronald H. Zech

WITHHELD FOR: (Write that nominee's name in the space provided below).

---------------------------------------------------------------------------

In their discretion, the Proxies are authorized to vote upon other matters as may properly come before the meeting.

RECEIPT IS HEREBY ACKNOWLEDGED
OF THE GATX CORPORATION NOTICE OF
MEETING AND PROXY STATEMENT


SIGNATURE                                      SIGNATURE                                                    DATE
          -----------------------------------            -------------------------------------------------       -----------------
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.


-----------------------------------------------------------------------------------------------------------------------------------
                                              /\  FOLD AND DETACH HERE /\

                     VOTE BY INTERNET OR TELEPHONE OR MAIL
                         24 HOURS A DAY, 7 DAYS A WEEK

     INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11 PM EASTERN TIME
                 THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
    IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.



         INTERNET                                                 TELEPHONE                                        MAIL
 HTTP://WWW.EPROXY.COM/GMT                                      1-800-435-6710
Use the Internet to vote your                         Use any touch-tone telephone to                     Mark, sign and date
proxy. Have your proxy card in                OR      vote your proxy. Have your proxy           OR         your proxy card
hand when you access the web                          card in hand when you call. You will                        and
site. You will be prompted to enter                   be prompted to enter your control                    return it in the
your control number, located in                       number, located in the box below,                  enclosed postage-paid
the box below, to create and                          and then follow the directions given.                   envelope.
submit an electronic ballot.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.


YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT WWW.GATX.COM
<HTTP://WWW.GATX.COM>

PROXY
                                GATX CORPORATION
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 25, 2003

  THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Ronald H. Zech, Ronald J. Ciancio and Brian A. Kenney, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 25, 2003, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.

     PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                   (Continued and to be signed on other side)

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.                                                         Please    / /
                                                                                                                    Mark Here
                                                                                                                    for Address
                                                                                                                    Change or
                                                                                                                    Comments
                                                                                                                    SEE REVERSE SIDE

ITEM 1 - ELECTION OF DIRECTORS                                                                      ITEM 2 - APPROVAL OF AUDITORS
                                                        FOR ALL EXCEPT AS   WITHHELD
  Nominees: 01 Rod F. Dammeyer, 02 James M. Denny,         NOTED BELOW       FOR ALL                    FOR    AGAINST   ABSTAIN
  03 Richard Fairbanks, 04 Deborah M. Fretz,                   / /             / /                       / /      / /       / /
  05 Miles L. Marsh, 06 Michael E. Murphy,
  07 John W. Rogers, Jr. and 08 Ronald H. Zech

WITHHELD FOR: (Write that nominee's name in the space provided below).

--------------------------------------------------------

In their discretion, the Proxies are                         By checking the box to the right, I consent to future
authorized to vote upon other matters                        access of the Annual Report, Proxy Statements,
as may properly come before the                              prospectuses and other communications electronically via
meeting.                                                     the Internet. I understand that the Company may no longer
                                                             distribute printed materials to me for any future
RECEIPT IS HEREBY ACKNOWLEDGED OF THE                        shareholder meeting until such consent is revoked. I
GATX CORPORATION NOTICE OF MEETING AND                       understand that I may revoke my consent at any time by
PROXY STATEMENT                                              contacting the Company's transfer agent, Mellon Investor
                                                             Services, Ridgefield Park, NJ and that costs normally
                                                             associated with electronic access, such as usage and
                                                             telephone charges, will be my responsibility. Please          / /
                                                             disregard if you have previously provided your consent
                                                             decision.




SIGNATURE                                    SIGNATURE                                                 DATE
          ----------------------------------           -----------------------------------------------      ----------------

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
------------------------------------------------------------------------------------------------------------------------------------
                                                     /\ FOLD AND DETACH HERE /\


                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

      INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11PM EASTERN TIME
                      THE DAY PRIOR TO ANNUAL MEETING DAY.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

             INTERNET                                          TELEPHONE                                     MAIL
          HTTP://WWW.EPROXY.COM/GMT                         1-800-435-6710
Use the Internet to vote your proxy. Have         Use any touch-tone telephone to               Mark, sign and date your proxy
your proxy card in hand when you access the  OR   vote your proxy. Have your proxy          OR  card and return it in the enclosed
web site. You will be prompted to enter your      card in hand when you call. You will be       postage-paid envelope.
control number, located in the box below, to      prompted to enter your control number,
create and submit an electronic ballot.           located in the box below, and then follow
                                                  the directions given.


              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT WWW.GATX.COM
<HTTP://WWW.GATX.COM>

PROXY
                                GATX CORPORATION
                   SALARIED EMPLOYEES RETIREMENT SAVINGS PLAN
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 25, 2003

  THIS PROXY IS SOLICITED ON BEHALF OF GATX CORPORATION'S BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Ronald H. Zech, Ronald J. Ciancio and Brian A. Kenney, and each of them, the undersigned's true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GATX CORPORATION to be held at The Northern Trust Company, 50 South LaSalle Street, Sixth Floor Assembly Room, Chicago, Illinois 60675 on Friday, April 25, 2003, at 9:00 A.M., and at any adjournment thereof, on all matters coming before said meeting.

     PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                   (Continued and to be signed on other side)

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------

    ------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.                                                         Please    / /
                                                                                                                    Mark Here
                                                                                                                    for Address
                                                                                                                    Change or
                                                                                                                    Comments
                                                                                                                    SEE REVERSE SIDE

ITEM 1 - ELECTION OF DIRECTORS
                                                                                                    ITEM 2 - APPROVAL OF AUDITORS
                                                        FOR ALL EXCEPT AS   WITHHELD
  Nominees: 01 Rod F. Dammeyer, 02 James M. Denny,         NOTED BELOW       FOR ALL                    FOR    AGAINST   ABSTAIN
  03 Richard Fairbanks, 04 Deborah M. Fretz,                   / /             / /                       / /      / /       / /
  05 Miles L. Marsh, 06 Michael E. Murphy,
  07 John W. Rogers, Jr. and 08 Ronald H. Zech

WITHHELD FOR: (Write that nominee's name in the space provided below).

--------------------------------------------------------

In their discretion, the Proxies are
authorized to vote upon other matters
as may properly come before the
meeting.

RECEIPT IS HEREBY ACKNOWLEDGED OF THE
GATX CORPORATION NOTICE OF MEETING AND
PROXY STATEMENT


SIGNATURE                                    SIGNATURE                                                 DATE
          ----------------------------------           -----------------------------------------------      ----------------

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
------------------------------------------------------------------------------------------------------------------------------------
                                                     /\ FOLD AND DETACH HERE /\


                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

         VOTING IS AVAILABLE THROUGH 11PM EASTERN TIME, APRIL 21, 2003.
                VOTES CAST AFTER THAT TIME WILL NOT BE COUNTED.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

               INTERNET                                         TELEPHONE                                        MAIL
      HTTP://WWW.EPROXY.COM/GMT                              1-800-435-6710
Use the Internet to vote your proxy. Have            Use any touch-tone telephone to                        Mark, sign and
your proxy card in hand when you access the     OR   vote your proxy. Have your proxy             OR     date your proxy card
web site. You will be prompted to enter your         card in hand when you call. You will be             and return it in the
control number, located in the box below, to         prompted to enter your control number,              enclosed postage-paid
create and submit an electronic ballot.              located in the box below, and then follow                 envelope.
                                                     the directions given.


              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT
ON THE INTERNET AT WWW.GATX.COM
<HTTP://WWW.GATX.COM>